UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2015

SABRA HEALTH CARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (949) 255-7100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 22, 2015, Sabra Health Care Northeast, LLC, a subsidiary of Sabra Health Care REIT, Inc. (the “Company”), entered into a purchase and sale agreement with Van Buren Street LLC, Randolph Road, LLC and St. Thomas More, LLC (the “Phase I Purchase Agreement”) to acquire three skilled nursing facilities that specialize in transitional care and medically complex post-surgical, ventilator and dialysis patients with a total of 472 licensed beds located in Maryland for $175.2 million (the “NMS Phase I Facilities”). Pursuant to the terms of the Phase I Purchase Agreement, the Company has also agreed to enter into a purchase agreement between Sabra Hagerstown, LLC, a subsidiary of the Company, and Marsh Pike, LLC on or about June 30, 2015 (the “Phase II Purchase Agreement”) to acquire a fourth skilled nursing facility that also specializes in transitional care and medically complex post-surgical, ventilator and dialysis patients with a total of 206 licensed beds (the “NMS Phase II Facility” and collectively with the NMS Phase I Facilities, the “NMS Portfolio”) located in Maryland for $58.8 million.

Upon completion of the acquisition of the NMS Phase I Facilities, the Company and the current operator will enter into a triple-net master lease agreement and upon completion of the acquisition of the NMS Phase II Facility, which is encumbered by a U.S. Department of Housing and Urban Development (“HUD”) loan, the Company and the current operator will enter into a triple-net lease agreement. Each of the master lease and the lease for the NMS Phase II Facility will have an initial term of 15 years with two 10-year renewal options and annual rent escalators equal to the greater of 2.50% or the Consumer Price Index, but not to exceed 2.75%. Collectively, the leases with respect to the NMS Portfolio are expected to generate annual lease revenues determined in accordance with GAAP of $24.5 million and an initial yield on cash rent of 8.75%.

The Phase I Purchase Agreement is subject to customary conditions, including the satisfactory completion by the Company of its due diligence investigation. Closing on the acquisition of the NMS Phase I Facilities is expected to occur on June 30, 2015. The Phase II Purchase Agreement is expected to also be subject to customary closing conditions, including the satisfactory completion by the Company of its due diligence investigation and the assumption of an existing $10.8 million HUD loan having an annual interest rate of 5.60%. In addition to the HUD loan assumption, the Company expects to fund the acquisition of the NMS Portfolio with proceeds from its revolving credit facility.

The foregoing description of the Phase I Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Phase I Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 24, 2015, the Company issued a press release announcing its agreement to acquire the NMS Portfolio. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The press release included as Exhibit 99.1 with this report shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall be incorporated by reference into the Company’s registration statements filed under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Purchase and Sale Agreement and Joint Escrow Instructions, dated June 22, 2015, between Van Buren Street LLC, Randolph Road, LLC and St. Thomas More, LLC and Sabra Health Care Northeast, LLC.

99.1	Press Release, dated June 24, 2015.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/s/ Harold W. Andrews, Jr.
Name:	Harold W. Andrews, Jr.
Title:	Executive Vice President, Chief Financial Officer and Secretary

Dated: June 24, 2015